SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 18, 2007

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in MIP Performance Factor Metric for Quality

On January 18, 2007, the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”), upon the recommendation of its Compensation Committee, approved the payment of performance awards pursuant to the Company’s Management Incentive Plan (“MIP”) for the 2006 performance period under the MIP. This included MIP incentive payments to the Company’s five Named Executive Officers (“NEOs”) — Messrs. Wainscott, Ferrara, Gant, Horn and Kaloski. There are three performance factors which are the basis for a performance award under the MIP — safety, quality and financial. With respect to the safety and financial performance factors, the payments approved by the Board were in accordance with the original goals established by the Compensation Committee for the 2006 performance period. The MIP provides, however, that the Compensation Committee has the right to establish such other parameters and procedures for determining performance awards as it deems appropriate with respect to any performance period. With respect to the quality performance factor for the 2006 performance period, the payments were in accordance with new parameters established by the Compensation Committee to reflect extraordinary circumstances and performance by the Company during 2006. More specifically, the Board approved, upon the recommendation of its Compensation Committee, the payment of performance awards at the target level for the quality component of the MIP to certain of the MIP participants, including the five NEOs, based exclusively upon the Company’s outstanding performance with respect to customer claims. As a result of this change in the quality parameter, the NEOs will receive an increase in the amount of their respective MIP incentive awards as follows: Mr. Wainscott: $120,000, Mr. Ferrara: $26,000, Mr. Gant: $22,000, Mr. Horn: $34,333, Mr. Kaloski: $29,000.

In making the decision to establish new parameters for the quality performance factor of the MIP, the Board recognized that in 2006 the Company had its best ever performance with respect to customer claims and achieved its target at all of its plants with respect to that component of the MIP quality performance factor despite the fact that the Company has been operating its largest plant at Middletown, Ohio with temporary replacement workers and salaried employees since the start of a lockout at that plant on March 1, 2006. The Board noted that, ultimately, the most critical component of the Company’s quality performance is the extent to which it delivers high quality, defect-free steel to its customers and that the Company’s quality performance in that regard in 2006 is best reflected by its record-low incidence of customer claims. The other components of the quality performance factor as to which the Board originally had established goals were internal quality factors referred to as rejects and retreats. The Company’s performance with respect to those internal factors was directly impacted at several of its plants by the labor dispute at Middletown Works and the need to train the temporary replacement workers there, particularly in the early portion of the lockout before the replacement workers gained experience. In deciding to focus solely on the external quality factor of customer claims for the quality performance factor of the 2006 MIP awards, the Board noted that it wanted to reward the Company’s MIP-participating employees for their extraordinary and successful efforts to ensure that the issues which had negatively impacted the internal quality factors were not permitted to adversely affect the quality of the steel delivered to the Company’s customers in 2006.

A copy of the MIP, pursuant to which the performance awards were made, was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and is incorporated herein by reference.

Change in Vesting Period for Restricted Stock

Also on January 18, 2007, the Board, upon the recommendation of its Compensation Committee, approved grants of restricted stock to various of its management employees, including the Company’s NEOs, pursuant to the Company’s Stock Incentive Plan (“SIP”) as part of the 2007 compensation packages for the recipients of the grants. Historically, the restrictions on grants of common stock to the Company’s employees have lapsed over a five-year period, with 25% lapsing on the second anniversary of the grant date and an additional 25% lapsing on the third, fourth and fifth anniversaries of the grant date. In July 2006, however, the Compensation Committee requested, as part of a routine review of the Company’s executive compensation program, that the Committee’s compensation consultant evaluate the vesting schedule for both options and restricted stock to determine if they were competitive and appropriate relative to the compensation programs of other similarly-situated companies. The consultant performed that evaluation and at the Compensation Committee’s October 2006 meeting provided comparative data of the vesting periods of other similarly-situated companies, including direct competitors of the Company. Based upon that comparative data, the Compensation Committee concluded that the vesting schedule for the Company’s option grants was competitive and appropriate and, therefore, should not be changed. With respect to the vesting schedule for the Company’s restricted stock grants, however, the Compensation Committee concluded that it would be more consistent with prevailing practices in the market and, therefore, more competitive to shorten the vesting schedule. The Compensation Committee therefore recommended to the Board, and the Board approved at its October 19, 2006 meeting, that the vesting schedule for the Company’s restricted stock grants should be changed starting with grants made in January 2007 to a three-year step period, with one-third vesting ratably on the first, second and third anniversaries of the grant. In accordance with this action by the Board, the restricted stock grants made to the Company’s employees, including its NEOs, at the January 18, 2007 meeting of the Board of Directors shall lapse with respect to one-third of the restrictive shares on the first anniversary of the date of the award, and with respect to an additional one-third of the shares on each of the second and third anniversaries of the date of the award.

A copy of the SIP, pursuant to which the restricted stock grants were made, was filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 23, 2007